Exhibit 99.1

Coffee Holding Co., Inc. Reports Year End Results for Fiscal Year Ending October 31, 2021

STATEN ISLAND, New York – January 31, 2022. Coffee Holding Co., Inc. (Nasdaq: JVA) (the “Company”) today announced its operating results for the fiscal year ended October 31, 2021:

Net Sales. Net sales totaled $63,922,402 for the fiscal year ended October 31, 2021, a decrease of $10,413,413, or 14%, from $74,335,815 for the fiscal year ended October 31, 2020. The decrease in net sales was due to the impacts of the COVID-19 pandemic which caused many of the Company’s green coffee customers who service the restaurant and food service industry, as well as its customers in the food service space to either close or suspend their business operations during the period resulting in lost revenues from that segment of the Company’s customer base.

Cost of Sales. Cost of sales for the fiscal year ended October 31, 2021 was $47,901,126, or 75% of net sales, as compared to $61,256,926, or 82% of net sales, for the fiscal year ended October 31, 2020. The decrease in cost of sales was due to the Company’s decreased sales and its hedging of green coffee costs, partially offset by higher packaging costs due to increases in materials, most notably steel for the Company’s cans.

Gross Profit. Gross profit for the fiscal year ended October 31, 2021 was $16,021,276, an increase of $2,942,387 from $13,078,889 for the fiscal year ended October 31, 2020. Gross profit as a percentage of net sales increased to 25% for the fiscal year ended October 31, 2021 from 18% for the fiscal year ended October 31, 2020. The increase in gross profits was attributable to increased margins on the Company’s roasted and branded products and green coffee sales in the last part of the year, partially due to the movement of lower cost green coffee inventory built up in previous quarters, which was partially offset by higher packaging costs due to increases in materials.

Operating Expenses. Total operating expenses increased by $671,914 to $14,576,121 for the fiscal year ended October 31, 2021 from $13,904,207 for the fiscal year ended October 31, 2020. Selling and administrative expenses increased $740,121, or 6%, to $13,963,328 for the fiscal year ended October 31, 2021 from $13,223,207 for the fiscal year ended October 31, 2020.

“Fiscal year 2021 presented both opportunities and challenges for our company. While coffee prices traded at ten-year highs during the fourth quarter of calendar year 2021, we were able to take advantage of our favorable green coffee inventory position to record $0.06 per share in earnings in our fourth quarter of fiscal year 2021, compared to a loss of $0.07 per share in our fourth quarter of fiscal year 2020. For the fiscal year 2021, we earned $0.22 per share, compared to a loss of $0.02 per share for the fiscal year 2020. EBITDA for the fiscal year 2021 was approximately $3.4 million. Adjusted EBITDA for the fiscal year 2021 was approximately $4.2 million.

“After years of depressingly low coffee prices, this year saw a return to a more traditional coffee market, characterized by wide swings in prices on a weekly basis and an increase in trading volumes with heightened volatility. We believe the higher coffee prices, partly caused by dry weather and a July frost in Brazil, will remain in the near-term, as the market recalibrates the change in the fundamentals of world supply and demand,” said Andrew Gordon, President & CEO of the Company.

“Although higher coffee prices proved to be beneficial to us during the second half of fiscal 2021 as a result of our ability to manage and control our green coffee inventory costs, we were not immune to the same factors impacting costs and the overall economy, including supply chain and inflationary pressures. Our costs for packaging supplies, most notably for the cans we use for our roasted coffee products, saw a dramatic increase due to the increase in the price of steel. Freight also remained a challenge as costs to ship our roasted products increased between approximately 30-40% for many locations compared to fiscal 2020. Fortunately, we were able to pass off a percentage of these cost increases to many of our customers; but the net result negatively impacted our profitability. However, since more than 50% of our total business is the sale of green coffee to smaller and medium sized roasters, we believe the current increases in coffee prices and the value of our current inventory should more than offset the cost increases which remain outside of our control, as confirmed by our increase in gross margin of seven basis points during fiscal 2021, thus providing us with a strong positive tailwind heading into fiscal 2022,” continued Mr. Gordon.

“Other factors which negatively impacted our profits in fiscal 2021 were a non-cash charge of approximately $759,000 related to our employee stock option program, legal expenses of approximately $200,000 incurred as a result of defending two class action lawsuits brought against us and our customers. We continue to believe these cases have no merit. In September 2021, one of these cases was dismissed with prejudice, and the other case is pending. We anticipate the remaining costs for the defense of the lawsuits and the stock option plan should be substantially lower in 2022. Additionally, during our fourth quarter of fiscal year 2021, we wrote down obsolete packaging in an amount equal to approximately $80,000 for unused labels and other outdated package supplies.

“Another factor which negatively impacted our fiscal 2021 results was a write down of equipment used in our Steep & Brew subsidiary of approximately $193,000 as we shut down operations in Madison, Wisconsin and disposed of the remaining equipment. The write down was the difference between the funds we received in the disposition of the equipment and the cost of the equipment on our balance sheet. Further, we were required to take an approximately $540,000 (net of taxes) impairment charge due to write downs of trademark and trade names related to our Steep & Brew subsidiary. The combined net effect of all of the above mentioned write downs was an approximately $1.1 million, or $0.17 per share, of charges on our net profit for the fourth quarter of fiscal 2021. We believe with the Wisconsin facility fully closed, we should see a significant reduction in our operating costs in fiscal 2022 compared to fiscal 2021, which should have a positively impact on our net income,” stated Mr. Gordon.

“As for the overall health of our business, we have finally started to record recent positive month to month sales comparisons after several years of decline. Although sales for the year were down by approximately $10.0 million, a significant portion of this decline could be attributed to our Steep & Brew subsidiary which saw a decline in sales of over approximately $4.0 million in fiscal 2021. Despite another year passing with virtually no face to face or in person meetings with current and potential new customers, combined with not attending any trade shows, we were still able to gain additional distribution for our Café Caribe products and were also awarded the private label business for three large wholesale accounts. We began shipping to one of these customers in July and the other two customers will begin shipping during the first half of 2022. While our initial entry into the CBD market has been disappointing, we continue to believe once the economy fully reopens, along with continued changes in the regulatory environment surrounding the CBD industry, the potential for sales of our CBD coffee offerings will greatly improve. However, we believe that the lack of face to face meetings and not attending trade shows has hindered our ability to introduce a new concept product like CBD coffee into the market. In addition, sales of our Café Caribe and Harmony Bay CBD cups online have not made up for the lack of sales we had originally anticipated at traditional retail establishments.

“Finally, as we generated a profit this past fiscal year, I am pleased to announce that our board of directors approved a special dividend, our first in over ten years, of $0.07 per share of our outstanding common stock. The dividend is payable on February 21, 2022 to stockholders of record at the close of business on February 10, 2022,” concluded Mr. Gordon.

About Coffee Holding

Coffee Holding Co., Inc. is a leading integrated wholesale coffee roaster and dealer in the United States and one of the few coffee companies that offers a broad array of coffee products across the entire spectrum of consumer tastes, preferences and price points. Coffee Holding has been a family-operated business for three generations and has remained profitable through varying cycles in the coffee industry and the economy. The Company’s private label and branded coffee products are sold throughout the United States, Canada and abroad to supermarkets, wholesalers, and individually owned and multi-unit retail customers.

Forward looking statements

Any statements that are not historical facts contained in this release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including the Company’s outlook on the revenue growth and the Company’s outlook on the launch of CBD-infused coffee and functional beverages. Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates, intentions, and future performance, and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be forward-looking statements. We have based these forward-looking statements upon information available to management as of the date of this release and management’s expectations and projections about certain future events. It is possible that the assumptions made by management for purposes of such statements may not materialize. Such statements may involve risks and uncertainties, including but not limited to those relating to product demand, pricing, market acceptance, hedging activities, the effect of economic conditions, the effect of any pandemics including the one caused by Covid-19, intellectual property rights, the outcome of competitive products, risks in product development, the results of financing efforts, the ability to complete transactions and other factors discussed from time to time in the Company’s Securities and Exchange Commission filings. The Company undertakes no obligation to update or revise any forward-looking statement for events or circumstances after the date on which such statement is made.

Company Contact

Coffee Holding Co., Inc.

Andrew Gordon

President & CEO

718-832-0800

COFFEE HOLDING CO., INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

OCTOBER 31, 2021 AND 2020

	2021	2020

- ASSETS -
CURRENT ASSETS:
Cash and cash equivalents	$3,696,275	$2,875,120
Accounts receivable, net of allowances of $144,000 for 2021 and 2020	9,299,978	7,408,905
Inventories	15,961,866	17,102,993
Due from broker	725,000	657,325
Prepaid expenses and other current assets	542,224	490,246
Prepaid and refundable income taxes	75,952	145,305
TOTAL CURRENT ASSETS	30,301,295	28,679,894

Building machinery and equipment, net	2,662,628	2,197,319
Customer list and relationships, net of accumulated amortization of $237,131 and $194,379 for 2021 and 2020, respectively	447,869	490,621
Trademarks and tradenames	408,000	1,488,000
Non-compete, net of accumulated amortization of $69,300 and $49,500 for 2021 and 2020, respectively	29,700	49,500
Goodwill	2,488,785	2,488,785
Equity method investments	402,245	561,405
Investment - other	2,500,000	-
Right of use asset	3,545,786	2,114,228
Deferred income tax assets - net	77,394	-
Deposits and other assets	449,225	285,548
TOTAL ASSETS	$43,312,927	$38,355,300

- LIABILITIES AND STOCKHOLDERS’ EQUITY -
CURRENT LIABILITIES:
Accounts payable and accrued expenses	$5,047,640	$3,036,097
Line of credit – current portion	3,800,850	-
Due to broker	708,321	1,109,650
Note payable – current portion	4,200	5,075
Lease liability – current portion	340,400	484,163
Income taxes payable	416,449	5,371
TOTAL CURRENT LIABILITIES	10,317,860	4,640,356

Deferred income tax liabilities - net	-	100,407
Line of credit net of current portion	-	3,796,822
Lease liabilities	3,299,784	1,780,306
Note payable – long term	13,092	17,292
Deferred compensation payable	311,872	276,548
TOTAL LIABILITIES	13,942,608	10,611,731
Commitments and Contingencies (Note 8)
STOCKHOLDERS’ EQUITY:
Coffee Holding Co., Inc. stockholders’ equity:
Preferred stock, par value $.001 per share; 10,000,000 shares authorized; none issued	-	-
Common stock, par value $.001 per share; 30,000,000 shares authorized, 6,633,930 shares issued for 2021 and 2020; 5,708,599 shares outstanding for 2021 and 2020	6,634	6,634
Additional paid-in capital	18,688,797	17,929,724
Retained earnings	14,471,222	13,215,868
Less: Treasury stock, 925,331 common shares, at cost for 2021 and 2020	(4,633,560)	(4,633,560)
Total Coffee Holding Co., Inc. stockholders’ equity	28,533,093	26,518,666
Non-controlling interest	837,226	1,224,903
TOTAL EQUITY	29,370,319	27,743,569
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$43,312,927	$38,355,300

COFFEE HOLDING CO., INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

YEARS ENDED OCTOBER 31, 2021 AND 2020

	2021	2020
NET SALES	$63,922,402	$74,335,815

COST OF SALES (which includes purchases of approximately $3.5 million and $5.3 million in fiscal years 2021 and 2020, respectively, from a related party)	47,901,126	61,256,926

GROSS PROFIT	16,021,276	13,078,889

OPERATING EXPENSES:
Selling and administrative	13,963,328	13,223,207
Officers’ salaries	612,793	681,000
TOTAL	14,576,121	13,904,207

INCOME (LOSS) FROM OPERATIONS	1,445,155	(825,318)

OTHER INCOME (EXPENSE):
Interest income	7,658	3,354
Loss from equity method investment	(159,160)	(5,016)
Gain on forgiveness of PPP loan	-	634,400
Interest expense	(85,796)	(185,177)
TOTAL	(237,298)	447,561

INCOME (LOSS) BEFORE PROVISION FOR (BENEFIT FROM) FOR INCOME TAXES AND NON-CONTROLLING INTEREST IN SUBSIDIARY	1,207,857	(377,757)

Provision for (benefit from) for income taxes	340,180	(41,713)

NET INCOME (LOSS) BEFORE NON-CONTROLLING INTEREST IN SUBSIDIARY	867,677	(336,044)
Plus: Net loss attributable to the non-controlling interest in subsidiary	387,677	241,743

NET INCOME (LOSS) ATTRIBUTABLE TO COFFEE HOLDING CO., INC.	$1,255,354	$(94,301)

Basic and diluted earnings (loss) per share	$0.22	$(.02)

Weighted average common shares outstanding:
Basic and diluted	5,708,599	5,575,453

COFFEE HOLDING CO., INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

YEARS ENDED OCTOBER 31, 2021 AND 2020

	2021	2020
OPERATING ACTIVITIES:

Net income (loss)	$867,677	$(336,044)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	662,909	741,503
Impairment of trademarks and tradenames	1,080,000	-
Stock-based compensation	759,073	868,477
Unrealized (gain) loss on commodities - net	(469,004)	553,356
Loss on equity method investments	159,160	5,016
Loss on disposal of machinery and equipment	321,651	-
Amortization of right of use asset	350,871	397,794
Deferred income taxes	(177,801)	(291,352)
Changes in operating assets and liabilities:
Accounts receivable	(1,891,073)	2,012,522
Inventories	1,141,127	1,738,232
Prepaid expenses and other current assets	(51,978)	97,380
Prepaid and refundable income taxes	69,353	240,629
Deposits and other assets	(128,353)	101,905
Accounts payable and accrued expenses	2,011,543	(1,307,917)
Change in lease liability	(406,714)	(441,015)
Income taxes payable	411,078	5,271
Net cash provided by operating activities	4,709,519	4,385,757

INVESTING ACTIVITIES:
Purchases of other investment	(2,500,000)	-
Distribution of funds from deferred compensation plan	-	(101,905)
Proceeds from sale of machinery and equipment	113,166	-
Purchases of building, machinery and equipment	(1,500,483)	(435,930)
Net cash used in investing activities	(3,887,317)	(537,835)

FINANCING ACTIVITIES:
Advances under bank line of credit	6,016,413	1,141,132
Principal payment on note payable	(5,075)	(4,440)
Principal payments under bank line of credit	(6,012,385)	(4,512,050)
Net cash used in financing activities	(1,047)	(3,375,358)

NET INCREASE IN CASH	821,155	472,564

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	2,875,120	2,402,556

CASH AND CASH EQUIVALENTS, END OF YEAR	$3,696,275	$2,875,120

RECONCILIATION OF NON-GAAP FINANCIAL MEASURE

To supplement Coffee Holding’s consolidated financial statements presented in accordance with U.S. GAAP, Coffee Holding uses a non-GAAP measure, Adjusted Earnings Before Interest, Income Taxes (benefits), Depreciation and Amortization (Adjusted EBITDA). This non-GAAP measure is provided to enhance overall understanding of Coffee Holding’s current financial performance. Reconciliation of the nearest GAAP measure to Adjusted EBITDA follows:

Net income (GAAP measure)	$1,255,354
Addback: Interest expense	85,796
Income tax provision	340,180
Depreciation and amortization	662,909
Impairment of trademarks and tradenames	1,080,000
Stock compensation	759,073
Total adjusted EBITDA	$4,183,312